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                                                               EXHIBIT 10.13(b)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is made on February 26, 1996 by and between Ventana Acquisition Corporation, a Delaware corporation ("Sub") and BioTek Solutions, Inc., a California corporation ("BioTek"). BioTek and Sub are hereinafter collectively referred to as the "Constituent Corporations."

                                    RECITALS

         A. Ventana Medical Systems, Inc., a Delaware corporation ("Ventana") directly owns all of the outstanding shares of capital stock of Sub.

         B. Prior to the execution of this Merger Agreement, the Constituent Corporations and Ventana have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for certain representations, warranties and agreements in connection with the transactions contemplated herein and therein.

         C. The respective Boards of Directors of Ventana and the Constituent Corporations deem it advisable and in the best interests of Ventana and the Constituent Corporations and in the best interests of the shareholders of the Constituent Corporations that BioTek be acquired by Ventana through a merger ("Merger") of Sub with and into BioTek.

         D. Capitalized terms used herein shall have the meanings designated for them in the Reorganization Agreement, unless the context requires otherwise.

         NOW THEREFORE, the Constituent Corporations hereby agree as follows:

                                    ARTICLE I

                          THE CONSTITUENT CORPORATIONS

         1.1 BioTek. BioTek was incorporated under the laws of the State of California on October 26, 1990. BioTek is authorized to issue an aggregate of 10,000,000 shares of Common Stock, $.01 par value per share ("BioTek Common Stock"). On the date hereof, 9,367,945 shares of Common Stock are validly issued and outstanding.

         1.2 Sub. Sub was incorporated under the laws of the State of Delaware on February 20, 1996. Sub is authorized to issue an aggregate of 1,000 shares of Common Stock, $.001 par value per share ("Sub Common Stock"). On the date hereof, an aggregate of 1,000 shares of Sub Common Stock are validly issued and outstanding and held by Ventana.
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                                   ARTICLE II

                       TERMS AND CONDITIONS OF THE MERGER

         2.1 Merger of Sub into BioTek. At the Effective Time (as defined below), Sub shall be merged with and into BioTek (the "Merger") and thereafter the separate existence of Sub shall cease. BioTek shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation") and its separate corporate existence, with all its purposes, objects, rights, privileges, powers, and franchises shall continue unaffected and unimpaired by the Merger. The Merger will occur in accordance with the General Corporation Law of the State of California (the "California Law") and the General Corporation Law of the State of Delaware (the "Delaware Law").

         2.2 Effective Time of the Merger. The Merger shall be effective when this Merger Agreement and accompanying certificates shall be filed with the Secretary of State of California and the Secretary of State of Delaware (the "Effective Time").

         2.3 Effect of the Merger. The Surviving Corporation shall succeed to all of the rights, privileges, powers and franchises, of a public as well as of a private nature, of Sub, and all of the debts, chooses in action and other interests due or belonging to Sub, all as more fully set forth in Section 1107 of the California Law and the applicable provisions of the Delaware Law.

         2.4 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignment, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or to otherwise carry out this Agreement and Plan of Merger, the officers and directors of the Surviving Corporation shall and will be authorized to execute and deliver, in the name of and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Surviving Corporation or otherwise carry out this Agreement and Plan of Merger.

                                   ARTICLE III

                          ARTICLES OF INCORPORATION AND
                     DIRECTORS OF THE SURVIVING CORPORATION

         3.1 Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be as currently in effect.

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         3.2 Directors. The directors of Sub immediately prior to the Effective
Time of the Merger shall be the directors of the Surviving Corporation, in each case until their successors shall have been elected and shall qualify or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

         3.3 Officers. The officers of Sub immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation, in each case until their successors shall have been elected and shall qualify or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                   ARTICLE IV

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS

         4.1 Effect on Sub Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the parties hereto, each issued and outstanding share of Sub Common Stock shall be converted into one (1) share of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         4.2 Effect on BioTek Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of any of the parties hereto, each issued and outstanding share of BioTek Common Stock, other than shares which shall then or thereafter constitute Dissenting Shares as defined in Section 4.7 below, and subject to the escrow and indemnification provisions set forth in the Escrow Agreement attached to the Reorganization Agreement as Exhibit C (the "Escrow Agreement"), shall be retired and converted into the right to receive from Ventana from Ventana

         (i) cash (the "Cash Proceeds") in the aggregate amount of $2,500,000 (which amount shall be reduced by the $500,000 Initial Payment made by Ventana in accordance with Section 5.8 of the Reorganization Agreement) less all liabilities of BioTek as of the Effective Time (other than liabilities of BioTek to DAKO A/S (the "DAKO Liabilities"), whether accrued, absolute, contingent or otherwise (the "BioTek Liabilities"), that have not been paid or discharged in full as of the Effective Time (the BioTek Liabilities as of the Effective Time shall be set forth on a Schedule of Liabilities (the "Schedule of Liabilities") to be delivered upon execution of this Agreement and updated as of the Effective Time, together with the amount of each such liability and the disposition to be made with respect to each such liability); and

         (ii) promissory notes (the "Note Proceeds") in the aggregate principal amount of $250,000 plus the amount, if any, by which $12,550,000 exceeds the sum of (x) the amount of Ventana Exchange Notes issued in connection with the Merger plus (y) the principal and accrued interest

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         payable with respect to BioTek Investor Notes that have not been exchanged for Ventana Payment Notes as of the Effective Time less (z) any Ventana Exchange Notes that have been used to satisfy other liabilities of BioTek (other than the DAKO Liabilities). $250,000 of such Ventana Payment Notes (the "Escrow Funds") shall be placed in escrow pursuant to the provisions of the indemnity escrow described elsewhere herein.

 .

         The liabilities of BioTek to DAKO A/S (the "DAKO Liabilities") shall remain with the Surviving Corporation following the Closing. Ventana shall have no obligation to issue Ventana Payment Notes in excess of the amount set forth above and the amount of Note Proceeds shall therefore equal $250,000 plus the amount, if any, by which $12,550,000 exceeds the sum of (x) the amount of Ventana Exchange Notes issued in connection with the Merger plus (y) the principal and accrued interest payable with respect to BioTek Investor Notes that have not been exchanged for Ventana Payment Notes as of the Effective Time less (z) any Ventana Exchange Notes that have been used to satisfy other liabilities of BioTek (other than the DAKO Liabilities).

         The Cash Proceeds and the Note Proceeds are sometimes referred to herein as the "Total Consideration."

         The aggregate Note Proceeds placed in escrow shall be reduced, in addition to any reduction for payment of indemnification obligations arising under the escrow, for any payments made or required to be made by Ventana to holders of shares of BioTek Common Stock that are Dissenting Shares (as defined below). Subject to the indemnity escrow, the Total Consideration shall be allocated to the holders of issued and outstanding BioTek Common Stock pro rata in accordance with the Articles of Incorporation of BioTek (the "BioTek Articles of Incorporation").

         4.3 BioTek Options. BioTek shall use its best efforts to cause all outstanding options to purchase shares of BioTek Common Stock to either be exercised (in accordance with the provisions of such options) or terminate effective at the Effective Time, and it shall be a condition to closing of Ventana that all such options shall have either been exercised or terminated as of the Effective Time.

         4.4 BioTek Warrants. BioTek shall use its best efforts to cause all outstanding warrants to acquire shares of BioTek Common Stock to either be exercised (in accordance with the provisions of such warrants) or terminate effective at the Effective Time, and it shall be a condition to closing of Ventana that all such warrants shall have either been exercised or terminated as of the Effective Time.

         4.5 BioTek Investor Notes. At least 90% in original principal amount of outstanding BioTek Investor Notes shall be exchanged by the holders thereof for Ventana Exchange Notes effective at the Effective Time. With respect to holders of BioTek Investor Notes that do not exchange such notes for Ventana Exchange Notes, BioTek shall use its best efforts to obtain by the Effective Time (and its shall be a condition to closing of Ventana that such agreements have been obtained by the Effective Time) legally binding agreements providing that such non-exchanging noteholders shall (i) have terminated any

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security interest they may have in any assets of BioTek and (ii) have waived any right they may have to demand payment of such notes at any time prior to December 31, 1996.

         4.6 Payment of Merger Consideration.

                  (a) Prior to the Effective Time, Ventana and BioTek shall mutually agree upon and designate an exchange agent (the "Exchange Agent") to act as (i) agent for the holders of BioTek Common Stock to receive the funds to which holders of BioTek Common Stock shall become entitled pursuant to Section
4.2 hereof, and (ii) escrow agent pursuant to the terms of an escrow agreement in substantially the form attached as Exhibit C to the Reorganization Agreement (the "Escrow Agreement").

                  (b) On the Closing Date, Ventana shall (i) deposit the Escrow Funds into an escrow account on behalf of the shareholders of BioTek pursuant to the terms of the Escrow Agreement and (ii) transfer to the Exchange Agent for payment to the shareholders of BioTek pursuant to the procedures established by the remainder of this Section 4.6 an amount equal to the Total Consideration reduced by (i) the Escrow Funds and (ii) the Cash Proceeds and Note Proceeds being used to discharge BioTek Liabilities in accordance with Section 4.7 of this Agreement.

                  (c) Promptly following the Closing Date, the Surviving Corporation shall cause to be sent by United States registered mail, return receipt requested, to each person who was, at the Effective Time, a holder of record of BioTek Common Stock entitled to receive a portion of the Total Consideration pursuant to Section 4.2 hereof, a form (mutually agreed to by BioTek and Ventana) of a letter of transmittal and instructions for use in effecting the surrender of the certificates that, at the Effective Time, shall have evidenced any of such shares to be exchanged pursuant to the Merger. Upon such surrender to the Exchange Agent of such certificates, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be requested, the Exchange Agent shall promptly cause to be paid to the holder the aggregate per share consideration applicable to such holder. Until so surrendered and exchanged, each such certificate evidencing shares of BioTek Common Stock shall, after the Effective Time, be deemed to evidence only the right to receive the aggregate per share consideration to which such holder is entitled pursuant to
Section 4.2. No interest will be paid or will accrue on the amount to be paid upon the surrender of any such certificate.

                  (d) If payment of the aggregate per share consideration in respect of canceled shares of BioTek Common Stock is to be made to a person other than the person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such delivery or payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such delivery or payment shall have paid any transfer and other taxes required by reason of such delivery or payment or shall have established to the satisfaction of the Surviving Corporation or the Exchange Agent that such tax either has been paid or is not payable.

                  (e) Each certificate which immediately prior to the Effective Time represented outstanding shares of BioTek Common Stock shall at and after the Effective Time be deemed to represent

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only the amount of cash and notes from Ventana into which shares represented by such certificates shall have been converted pursuant to Section 4.2 herein. After the Effective Time, there will be no further transfers on the stock transfer books of BioTek of shares of BioTek Common Stock that were outstanding immediately prior to the Effective Time. If a certificate representing such shares is presented for transfer, it will be canceled and the aggregate per share consideration will be paid in exchange therefor.

                  (f) Notwithstanding the foregoing, none of the Exchange Agent, Ventana or the Surviving Corporation or any party hereto shall be liable to any holders of shares of BioTek Common Stock for any amounts properly paid or delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         4.7 Discharge of BioTek Liabilities. At the Closing, BioTek shall deliver the Schedule of Liabilities which shall set forth all of the BioTek Liabilities as of the Effective Time and, noting for each obligee the amount of the liability to such obligee and the manner in which such liability is to be discharged. For BioTek Liabilities to be discharged with Cash Proceeds, the amount of Cash Proceeds necessary to discharge such BioTek Liabilities will be deposited into a separate account against which checks in payment of such BioTek liabilities will be written. For BioTek Liabilities to be discharged with Ventana Payment Notes, Ventana Payment Notes in the appropriate amounts and payable to the appropriate obligees shall be delivered at Closing. For all obligees that will be receiving Ventana Payment Notes or that will be receiving Cash Proceeds of less than the full amount of the obligations owed to them, BioTek shall deliver releases (in form and substance acceptable to BioTek and Ventana) providing for the release of BioTek's obligations upon payment of the appropriate amount set forth on the Schedule of Liabilities.

         4.8 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of BioTek Capital Stock which are dissenting shares within the meaning of Section 1300 of the California Law ("Dissenting Shares") shall not be converted into or represent a right to receive any cash proceeds from Ventana, but the holders thereof shall be entitled only to such rights as are granted by the California Law. Each holder of Dissenting Shares who becomes entitled to payment therefor pursuant to the California Law shall receive payment from the Surviving Corporation in accordance with the California Law; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish his entitlement to appraisal rights as provided in the California Law, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for appraisal thereof or lost his right to appraisal and payment therefor under the California Law or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in the California Law, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of BioTek Capital Stock, and such shares of BioTek Capital Stock shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive the cash consideration specified in Section 4.2 above without interest thereon. BioTek shall give Ventana (i) prompt notice of any written demands for appraisal and any other instruments served pursuant to the California Law received by BioTek and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the California Law. BioTek shall not, without

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the written consent of Ventana, voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                                    ARTICLE V

                            AMENDMENT AND TERMINATION

         5.1 Termination. Notwithstanding the approval and adoption of this Agreement and Plan of Merger by the shareholders of the Constituent Corporations, this Agreement and Plan of Merger shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided. In the event of the termination of this Agreement and Plan of Merger as provided above, this Agreement and Plan of Merger shall forthwith become void and there shall be no liability on the part of the parties hereto except as otherwise provided in the Reorganization Agreement.

         5.2 Amendment. This Agreement and Plan of Merger shall not be amended except by an instrument in writing signed on behalf of each of the parties hereto pursuant to an amendment to the Reorganization Agreement approved in the manner therein provided. If any such amendment to the Reorganization Agreement is so approved, any amendment to this Agreement and Plan of Merger required by such amendment to the Reorganization Agreement shall be effected by the parties hereto by action taken by their respective Boards of Directors.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Multiple Counterparts. This Agreement and Plan of Merger may be executed in one or more counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

         6.2 Choice of Law. This Agreement shall be governed by and construed, in accordance with the laws of the State of California without reference to choice of law provisions.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                       VENTANA ACQUISITION CORPORATION


                                       By: /s/ JAMES DANEHY
                                          --------------------------------------
                                             James Danehy, President


Attest:

/s/ R. MICHAEL RODGERS
- -----------------------------
R. Michael Rodgers, Secretary


                                       BIOTEK SOLUTIONS, INC.


                                       By:  /s/ MICHAEL DANZI
                                          --------------------------------------
                                             Michael Danzi, President


Attest:

/s/ JOSEPH RASMUSSEN
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Joseph Rasmussen, Secretary

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                         VENTANA ACQUISITION CORPORATION
                           (Disappearing Corporation)

                              OFFICERS' CERTIFICATE

         James Danehy and R. Michael Rodgers hereby certify that:

         1. They are the President and Secretary, respectively, of Ventana Acquisition Corporation, a Delaware corporation (the "Corporation").

         2. The Agreement of Merger to which this Certificate is attached (the "Merger Agreement"), has been duly approved by the Board of Directors of the Corporation.

         3. The Corporation has one class of stock outstanding, designated "Common Stock", of which 1,000 shares are outstanding and entitled to vote on the merger.

         4. The principal terms of the Merger Agreement in the form attached hereto were approved by the Corporation by a vote of a number of shares which equaled or exceeded the vote required. The vote required was greater than 50% of the outstanding shares of Common Stock.

         5. The vote of the shareholders of Ventana Medical Systems, Inc., the parent of the Corporation, was not required by the provisions of the General Corporation Law of Delaware.

         Each of the undersigned declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge. Executed at Palo Alto, California on February 26, 1996.

                                              /s/ JAMES DANEHY
                                              -------------------------------
                                              James Danehy, President


                                              /s/ R. MICHAEL RODGERS
                                              -------------------------------
                                              R. Michael Rodgers, Secretary



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                             BIOTEK SOLUTIONS, INC.
                             (Surviving Corporation)

                              OFFICERS' CERTIFICATE

         Michael Danzi and Joseph Rasmussen hereby certify that:

         1. They are the President and Secretary, respectively, of BioTek Solutions, Inc., a California corporation (the "Corporation").

         2. The Agreement of Merger to which this Certificate is attached (the "Merger Agreement"), has been duly approved by the Board of Directors of the Corporation.

         3. The Corporation has one class of stock outstanding, designated "Common Stock." An aggregate of 9,367,945 shares of Common Stock are outstanding and entitled to vote on the Merger.

         4. The principal terms of the Merger Agreement in the form attached hereto were approved by the Corporation by a vote of a number of shares of Common Stock which equaled or exceeded the vote required. The vote required was greater than 50% of the outstanding shares of Common Stock.

         Each of the undersigned declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge. Executed at Palo Alto, California on February 26, 1996.

                                              /s/  MICHAEL DANZI
                                              -------------------------------
                                              Michael Danzi, President


                                              /s/  JOSEPH RASMUSSEN
                                              -------------------------------
                                              Joseph Rasmussen, Secretary




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